UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):	July 2, 2012

Ralcorp Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	314-877-7000

___________________________________________________________________________________________________________

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a press release dated July 3, 2012, a copy of which is attached hereto as Exhibit 99.1, Ralcorp Holdings, Inc. (“Ralcorp”) announced that Ronald D. Wilkinson, Corporate Vice President and President of Ralcorp Cereal Products, will retire from Ralcorp effective September 30, 2012.

Biographical and similar information regarding Mr. Wilkinson was previously reported in Ralcorp’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 under the caption “Executive Officers” and is incorporated herein by reference.

There are no adjustments to compensation related to the retirement described above, except that, effective upon his retirement, Mr. Wilkinson will forfeit the following long-term incentive awards in accordance with the terms of those awards:  30,000 stock appreciation rights granted February 15, 2012; 15,000 shares of restricted stock granted October 9, 2009; 15,000 restricted stock units granted on February 15, 2012 and the cash-based long-term incentive award granted February 15, 2012.  Details of the award granted in 2009 were provided in Ralcorp's proxy statement for its 2012 annual meeting of shareholders filed by Ralcorp with the Securities and Exchange Commission on January 13, 2012.  Details of the awards granted in 2012 were provided in a Current Report on Form 8-K filed by Ralcorp with the Securities and Exchange Commission on February 22, 2012.   In connection with his retirement, Mr. Wilkinson will receive a special retirement bonus equal to $2.6 million.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Number	Description

10.1	Retirement Agreement and Release, dated July 2, 2012, between Ralcorp Holdings, Inc. and Ronald D. Wilkinson

99.1	Press release dated July 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.

Date:	July 6, 2012	By: /s/ S. Monette
S. Monette
Corporate Vice President and
Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Retirement Agreement and Release, dated July 2, 2012, between Ralcorp Holdings, Inc. and Ronald D. Wilkinson

99.1	Press release dated July 3, 2012